TENGASCO, INC. STOCK INCENTIVE PLAN


                                    ARTICLE 1

                                    THE PLAN

     1.1.  NAME.  The name of this Plan is the Tengasco,  Inc.  Stock  Incentive
Plan.

     1.2 PURPOSE AND SCOPE.

        (a) The purposes of the Plan are to (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) encourage ownership of the Company's common stock by Employees of the Company (and any current or future Parent or Subsidiary of the Company), (iii) encourage ownership of the Company's common stock by the Company's Directors (and any current or future Parent or Subsidiary of the Company), and (iv) promote the Company's business success by creating a long-term mutuality of interests between its Employees, non-employee Directors, other Plan participants and the Company's shareholders.

        (b) The Plan provides for the granting of (i) Incentive Stock Options, Nonqualified Stock Options and stock appreciation rights ("SARs") to Employees; and, (ii) Nonqualified Stock Options and SARs to non-employee Directors of the Company and Consultants to the Company.

     1.3 EFFECTIVE DATE AND DURATION OF PLAN. This Plan is effective for a ten-year period commencing on October 25, 2000, and ending on October 24, 2010, provided that options and SARs granted under the Plan prior to the termination date shall continue to be exercisable in accordance with the terms of the Agreement granting such option or SAR beyond termination of the Plan.



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                                    ARTICLE 2
                                   DEFINITIONS

     Capitalized terms in this Plan shall have the following meanings (unless the context plainly requires that a different meaning apply):

     2.1 ACT. The Securities Act of 1933, as amended from time to time, or any replacement legislation.

     2.2 AGREEMENT. Written agreement between the Company and the Recipient granting the option or SAR to the Recipient.

     2.3 BOARD. The Board of Directors of the Company.

     2.4 CODE. The Internal Revenue Code of 1986, as amended from time to time, or any replacement legislation and regulations promulgated thereunder.

     2.5 COMMITTEE. The stock option or compensation committee appointed by the Board, if one is appointed. If no Committee has been appointed, the term Committee shall mean the Board. The Committee shall consist solely of two or more Non-Employee Directors as that term is defined under Regulation 240.16b-3 promulgated by the Securities and Exchange Commission.

     2.6 COMMON STOCK. The Company's $.001 par value common stock.

     2.7 COMPANY. Tengasco, Inc. and any successor to such corporation, whether by merger, consolidation, liquidation or otherwise.

     2.8 CONSULTANT. Any person engaged by the Company (or any Parent or Subsidiary) as a non-employee service provider pursuant to the terms of a written contract.

     2.9 DIRECTOR. Any duly elected member of the Board.

     2.10  DISABILITY.  Permanent  and total  disability  within the  meaning of
Section 22(e)(3) of the Code.

     2.11 EMPLOYEE. All persons employed by the Company or any Parent or Subsidiary, including officers, whether full-time or part-time.

     2.12 EXCHANGE ACT. The Securities Exchange Act of 1934, as amended from time to time, or any replacement legislation.

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     2.13 FAIR MARKET VALUE.  The closing price per share of Common Stock on the
American Stock Exchange or nationally recognized securities exchange on which the stock is listed. If the stock is not listed on a generally recognized securities exchange, Fair Market Value shall be determined by the Committee in good faith, using such criteria as the Committee may, in its sole discretion, deem appropriate.

     2.14 INCENTIVE STOCK OPTION. Any stock option granted under this Plan which is intended to qualify as an "incentive stock option" within the meaning of
Section 422 of the Code.

     2.15 NONQUALIFIED STOCK OPTION. Any stock option granted under this Plan which is not intended to qualify as an Incentive Stock Option.

     2.16 OPTIONED SHARES. Those Shares subject to a stock option granted pursuant to this Plan.

     2.17 PARENT. A parent corporation, whether now or hereafter existing, within the meaning of Section 424(e) of the Code.

     2.18 PLAN. The Tengasco, Inc. Stock Incentive Plan, as amended from time to time.

     2.19 RECIPIENT. An individual who has received a stock option or SAR pursuant to this Plan.

     2.20 SHARE. One share of the Company's Common Stock, as adjusted in accordance with Section 5.7 of this Plan.

     2.20 SAR. A stock appreciation right which entitles the holder upon exercise of that right to the product of (a) the excess of the Fair Market Value of one Share on the date of exercise over the price per share established by the Committee (in its sole discretion) for the grant and (b) the number of Shares subject to the grant, payable in either Shares, cash or a combination of the two, as provided in Section 5.4(b).

     2.21 SUBSIDIARY. A subsidiary corporation, whether now or hereafter existing, within the meaning of Section 424(f) of the Code.



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                                    ARTICLE 3
                               PLAN ADMINISTRATION

     3.1 ADMINISTRATION.

        (a) The Plan shall be administered by the Committee. The Committee shall have the authority, in its sole discretion, including, but not limited to, determining the individuals who shall receive options and SARs; the times when they shall receive them; whether an option shall be an Incentive or a Nonqualified Stock Option; whether an SAR shall be granted separately, in tandem with or in addition to an option; the number of shares to be subject to each option and SAR; the term of each option and SAR; the date each option and SAR shall become exercisable; whether an option or SAR shall be exercisable in whole, in part or in installments, and if in installments, the number of shares to be subject to each installment; whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any installment; whether shares may be issued on exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option and the base price of each SAR; the form of payment of the exercise price; the form of payment by the Company upon the Recipient's exercise of an SAR; whether to require that the Recipient remain in the employ of the Company or its Subsidiary for a period of time from and after the date the option or SAR is granted to him; the amount necessary to satisfy the Company's obligation to withhold taxes; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and to waive any such restriction; to subject the exercise of all or any portion of an option or SAR to the fulfillment of contingencies as specified in the Agreement, including without limitations, contingencies relating to financial objectives (such as earnings per share, cash flow return, return on investment or growth in sales) for a specified period for the Company, and/or the period of continued employment of the Recipient with the Company or its Subsidiary, and to determine whether such contingencies have been met; to construe the respective Agreements granting such options and


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SARs;  with the consent of the Recipient,  to cancel or modify an option or SAR, provided such option or SAR as modified would be permitted to be granted on such date under the terms of the Plan; and to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee on the matters referred to herein shall be conclusive.

        (b) Options and SARs granted under this Plan shall be evidenced by duly adopted resolutions of the Committee included in the minutes of the meeting at which they are adopted or in a unanimous written consent.

        (c) The Committee shall endeavor to administer the Plan and grant options and SARs hereunder in a manner that is compatible with the obligations of persons subject to Section 16 of the Exchange Act, although compliance with
Section 16 is the obligation of the Recipient, not the Company. Neither the Committee, the Board, nor the Company can assume any legal responsibility for a Recipient's compliance with his obligations under Section 16 of the Exchange Act.

        (d) No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any option or SAR granted hereunder.

                                    ARTICLE 4
                             ELIGIBILITY FOR GRANTS

     4.1 ELIGIBILITY AND TERMS OF GRANTS.

        (a) The Committee shall have full discretionary authority to determine the persons eligible to receive an option or SAR.

        (b) In determining the persons to whom options or SARs shall be granted and the number of shares to be covered by each option or SAR, the Committee shall take into account the duties of the respective persons, their past, present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant to accomplish the purposes


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of the Plan.

        (c) A Recipient shall be eligible to receive more than one grant of an option or SAR during the term of the Plan, on the terms and subject to the restrictions set forth herein.

     4.2 GRANTING OF OPTIONS.

        (a) The granting of any option or SAR shall be entirely in the discretion of the Committee and nothing in the Plan shall be construed as giving any Employee, Director or Consultant any right to participate under this Plan or to receive any option or right under it.

        (b) The Committee may, in its sole discretion, accept the cancellation of outstanding options or SARs in return for the grant of new options or SARs for the same or different number and at the same or different option price.

                                    ARTICLE 5
                               GENERAL PROVISIONS

     5.1 STOCK SUBJECT TO PLAN.

        (a) The stock subject to options or SARs hereunder shall be shares of Common Stock. Such shares, in whole or part, may be authorized but unissued shares, reacquired shares or both. The aggregate number of shares of Common Stock as to which options and SARs may be granted from time to time under the Plan shall not exceed 1,000,000, subject to adjustment as provided in Section
5.7 hereof. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan

        (b) Any shares subject to an option or SAR which for any reason expire, are canceled or are terminated unexercised (other than those which expire, are canceled or terminated pursuant to the exercise of a tandem SAR or option) shall again become available for the granting of options or SARs under the Plan. The number of shares of Common Stock underlying that portion of an option or SAR which is exercised (regardless of the number of shares actually issued) shall not
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again become available for grant under the Plan.

     5.2 TERMS AND CONDITIONS; AGREEMENTS. Each option or SAR granted under this Plan shall be evidenced by a written agreement (the "Agreement") between the Company and the Recipient. The Agreement shall be in the form determined by the Committee in its discretion and shall be subject to such amendment or modification from time to time as the Committee shall deem necessary or appropriate to comply with or take advantage of applicable laws or regulations. Each Agreement shall specifically identify the portion, if any, of the option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Nonqualified Stock Option. Each Agreement shall comply with and be subject to the following terms and conditions:

        (a) NUMBER OF SHARES. Each Agreement shall state the number of shares covered by the option or SAR.

        (b) EXERCISE PRICE AND BASE PRICE.

            (1) Each Agreement shall state the exercise price for the option or the base price for the SAR which price shall be determined by the Committee.

            (2) The date on which the Committee adopts a resolution expressly granting an option or SAR shall be considered the day on which such option or SAR is granted, unless a future date is specified in the resolution, and the Fair Market Value of the Common Stock to which such option or SAR relates shall be determined at the close of the day on which the resolution is adopted, unless another value and/or another date is specified in the resolution.

        (c) TERM. Each Agreement shall state the period during and times at which the option or SAR shall be exercisable, in accordance with the following limitations:

            (1) The date on which the Committee adopts a resolution expressly granting an option or SAR shall be considered the day on which such option or SAR is granted, although such grant shall not be effective until the Recipient has executed an Agreement with respect to such option or SAR.

            (2) Subject to the provisions of section 7.4 hereof, the exercise period of any option or SAR shall not exceed ten (10) years from the date of the grant of the option or SAR.


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            (3) The  Committee  shall have the authority to accelerate or extend the exercisability of any outstanding option or SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. No exercise period may be so extended to increase the term of an option or SAR beyond ten
(10) years from the date of the grant.

            (4) The exercise period shall be subject to earlier termination as provided in Sections 5.5 and 5.6 hereof, and furthermore, shall be terminated upon surrender of the option or SAR by the Recipient if such surrender has been authorized in advance by the Committee.

     5.3 NOTICE OF INTENT TO EXERCISE OPTION OR SAR. An option or SAR granted under the Plan may be exercised in whole or in part by notifying the Company (or its designee) in the manner and upon the terms as may be provided in the Agreement.

     5.4  EXERCISE  OF OPTION OR SAR.

        (a) Upon receipt by the Company (or its designee) of the notice provided in Section 5.3, an option shall deemed to be exercised as to the number of Shares specified in such notice and Shares in that amount shall be issued to the Recipient upon payment to the Company of the amount specified in Section 6.2 or 7.5, whichever is applicable. The option purchase price shall be paid in full upon exercise unless the Agreement permits installment payments. The purchase price for the option shall be paid in cash, or in shares of Common Stock having a Fair Market Value equal to such option price, or in property or in a combination of cash shares and property and, subject to approval of the Committee, may be effected in whole or in part with funds received from the Company at the time of exercise as a compensatory cash payment. The Committee shall have the sole and absolute discretion to determine whether or not property other than cash or Common Stock may be used to purchase the Optioned Shares.

        (b) Upon receipt by the Company (or its designee) of the notice provided in Section 5.3 of the exercise of a SAR, the SAR shall deemed to be exercised as to the number of Shares specified in the notice and the Committee shall (as it may determine in its sole discretion) issue to the Recipient either (1) Shares of Common Stock based on the Fair Market Value on the date of payment (with any fractional Shares to be paid in cash), (2) cash or (3) a combination of Shares


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and cash,  equal in value (in United States dollars) to the amount payable under the SAR. Any cash payment to be made by the Company under this Section may, as determined by the Committee in its sole discretion, be payable in installments over a period of no more than 6 months.


     5.5 TERMINATION. Except as provided herein or in the Agreement, an option or SAR may not be exercised unless the Recipient then is an Employee or Director of or consultant to the Company (or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming the option or SAR in a transaction to which Section 424(a) of the Code applies), and unless the Recipient has remained continuously as an Employee or officer or Director or consultant to the Company since the date of grant of the option or SAR.

        (a) Unless otherwise provided in the Agreement, if the Recipient ceases to be an Employee or Director of, or consultant to, the Company (other than by reason of death, Disability or retirement), all options and SARs theretofore granted to such Recipient that are exercisable at the time of such cessation may, unless earlier terminated in accordance with their terms, be exercised within three months after such cessation; provided, however, that if the employment or consulting relationship of a Recipient shall terminate, or if a Director shall be removed, for cause, all options and SARs theretofore granted to such Recipient shall to the extent not previously exercised, terminate immediately. Any such determination by the Committee as to whether termination is for cause shall be final and biding upon the Recipient.

        (b) Options and SARs granted under the Plan shall not be affected by any change in the status of a Recipient so long as he continues to be associated with the Company or its Subsidiary.

        (c) Nothing in the Plan or in any Option or SAR granted hereunder shall confer upon a Recipient any right to continue in the employ of or maintain any other relationship with the Company or interfere in any way with the right of the Company to terminate such employment or other relationship between the Recipient and the Company.

     5.6 DEATH, DISABILITY OR RETIREMENT OF RECIPIENT. Unless otherwise provided in the Agreement, if a Recipient shall die while an Employee or Director of or a consultant to the


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Company,  or  if  the  Recipient's  employment,  officer  status  or  consulting relationship shall terminate by reason of Disability or retirement, all options or SARs theretofore granted to such Recipient, whether or not otherwise exercisable, unless earlier terminated in accordance with their terms, may be exercised by the Recipient or by the Recipient's estate or by a person who acquired the right to exercise such options or SARs by bequest or inheritance or otherwise by reason of the death or Disability of the Recipient, at any time within one year after the date of death, Disability or retirement of the Recipient; provided, however, that in the case of Incentive Stock Options such one-year period shall be limited to three months in the case of retirement.

     5.6 NON-TRANSFERABILITY OF OPTIONS; RESTRICTIONS ON TRANSFERABILITY.

        (a) No option or SAR granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, or qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, and options and SARs may be exercised, during the lifetime of the holder thereof, only by him or his legal representatives. Notwithstanding the foregoing, at the discretion of the Committee, Nonqualified Stock Options may be transferred in a transaction for estate planning purposes.

        (b) Any attempted sale, pledge, assignment, hypothecation or other transfer of an option contrary to the provisions hereof and/or the levy of any execution, attachment or similar process upon an option, shall be null and void and without force or effect and shall result in a termination of the option.

        (c) As a condition to the transfer of any shares of Common Stock issued upon exercise of an option granted under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Act or any other applicable securities laws or that such transfer has been registered under Federal and all applicable state securities laws. Further, the Company shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Committee determines that such delivery or transfer will not violate applicable securities laws and the Recipient has tendered to the Company any Federal, state or local tax owed by the Recipient as a result of exercising the


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Option or SAR or  disposing of  any Common Stock when the  Company  has  a legal liability to satisfy such tax. The Company shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason
whatsoever,   including,   but  not  limited  to,  a  delay  caused  by  listing
requirements of any securities exchange or any registration requirements under the Act, the Exchange Act, or under any other state, federal or provincial law, rule or regulation. The Company is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Common Stock under applicable securities laws or to perfect any exemption from such registration or qualification. Furthermore, the Company will not be liable to any Recipient for failure to deliver or transfer shares of Common Stock if such failure is based upon the provisions of this paragraph.

     5.7 RECAPITALIZATION;  EFFECT OF OTHER CHANGES.

        (a) Subject to any required action by the shareholders of the Company, the aggregate number of Shares for which options may be granted hereunder, the number of Shares covered by any outstanding option or SAR, and the price per Share thereof under each such option or SAR shall be proportionately adjusted for the following: (a) any dividend or other distribution declared as to Common Stock which is payable in Shares: and (b) an increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or reverse split of shares, recapitalization or other capital adjustment. All fractional Shares or other securities which result from such an adjustment shall be eliminated and not carried forward to any subsequent adjustment.

        (b) In the event of the proposed dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or a merger or consolidation of the Company with another corporation, the Committee may provide that the holder of each option and SAR then exercisable shall have the right to exercise such Option or SAR (at its then current exercise price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, corporate separation or division, or merger or consolidation by a holder of the number of Shares of

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Common Stock for which such option or SAR might have been exercised  immediately prior to such dissolution, liquidation, corporate separation or division, or merger or consolidation.

        (c) Paragraph (b) of this Section 5.7 shall not apply to a merger or consolidation in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares of Common Stock (excluding a change in par value, or from no par value to par value, or any change as a result of a subdivision or combination, but including any change in such Shares into two or more classes or series of shares), the Committee may provide that the Recipient of each option or SAR then exercisable shall have the right to exercise such option or SAR solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such option or SAR might have been exercised.

        (d) Except as expressly provided in this Section 5.7, the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class other than the Company's Common Stock, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class other than the Company's Common Stock, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, other than the Company's Common Stock, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option or SAR. The grant of an option or SAR pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures, or to merge or consolidate, or to


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dissolve,  liquidate,  or sell or  transfer  all or any part of its  business or assets.

        (e) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     5.8 NO RIGHTS AS A  SHAREHOLDER;  NON-DISTRIBUTIVE  INTENT.

        (a) Neither a Recipient of an option, nor such Recipient's legal Representative, heir, legatee or distributee, shall be deemed to be the holder of, or to have any rights of a holder with respect to any shares subject to such option until after the option is exercised and the shares are issued.

        (b) No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5.7 hereof.

        (c) Upon exercise of an option at a time when there is no registration statement in effect under the Act relating to the shares issuable upon exercise, Shares may be issued to the Recipient only if the Recipient represents and warrants in writing to the Company that the shares purchased are being acquired for investment and not with a view to the distribution thereof and provides the Company with sufficient information to establish an exemption from the registration requirements of the Act.

     5.9 CONVERSION OF OUTSTANDING OPTIONS TO SARS. The Company may, in its sole discretion and without the consent of the Recipient, elect at any time to convert any option granted under the Plan to a SAR. In the event of such an election, any converted SAR shall remain in effect until the option involved would have expired under the terms of the Agreement with the Recipient. The base price of such SAR shall be determined using the Fair Market Value of the Shares subject to the option on the date the option was first granted. Notice of such an election shall be provided to the Recipient as soon as feasible after the date of the election.


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     5.10 WITHDRAWAL. A Recipient may at any time elect in writing to abandon an option or SAR with respect to the number of Shares as to which the option or SAR shall not have been exercised.

     5.11  COMPLIANCE  WITH  APPLICABLE  LAWS  AND  ARTICLES  OF  INCORPORATION.

        (a) The Company shall have the right to place appropriate legends upon the certificate for any Shares issued pursuant to this Plan and take such other acts as it may deem necessary or appropriate to ensure that the issuance of Optioned Shares or the exercise of a SAR complies with applicable provisions of Federal and state securities laws.

        (b) The Company shall not be obligated to issue Shares under any option or in payment of any SAR granted under this Plan that would violate any law. Each Recipient may be required to make representations, enter into restrictive agreements, or take such other actions as may be deemed necessary or appropriate by the Company to ensure compliance with applicable law and the Company's Articles of Incorporation and By-laws.

                                    ARTICLE 6
                  SPECIAL RULES FOR NONQUALIFIED STOCK OPTIONS

     6.1 OPTION PRICE. The purchase price of Shares subject to a Nonqualified Stock Option shall be determined by the Committee at the time the option is granted; provided, that the purchase price shall not be less than 85% of the Fair Market Value of such Shares on the date of the grant.

     6.2 PAYMENT UPON EXERCISE OF OPTION. The amount to be paid by the Recipient upon exercise of a Nonqualified Stock Option shall be the full purchase price for the Shares involved provided in the Agreement to be paid in the manner determined by the Committee, together with the amount of any required federal, state, and local tax withholding (as determined by the Committee in its sole discretion). The Committee may, in its sole discretion, permit a Recipient to elect to pay the required tax withholding by having the Company withhold Shares having a Fair Market Value at the time of exercise equal to the amount required to be withheld. An election by a Recipient to have shares withheld for this purpose will (together with such additional restrictions as the Company may impose) be subject to the following:

            (a) If a Recipient has received multiple option grants, a separate election must be made for each grant;

            (b) The election must be made prior to the date the option is exercised;

            (c) The  election  will be  irrevocable;

            (d)  The  election  may  be  rejected  by  the  Company;

            (e) If the Recipient is an "officer" of the Company within the meaning of Section 16 of the Exchange Act ("Section 16") as defined in Rule 16a-1(f) promulgated by the Securities Exchange Commission, the election may not be made within six months following the grant of the option; and,

            (f) If the Recipient is an "officer" of the Company within the meaning of Section 16, the election must be made either six months prior to the day the option is exercised or during the period beginning on the third business day following the date of release of the Company's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such date.

                                    ARTICLE 7
                    SPECIAL RULES FOR INCENTIVE STOCK OPTIONS

     7.1 CONFORMANCE WITH CODE REQUIREMENTS. Incentive Stock Options granted under this Plan shall conform to, be governed by, and be interpreted in accordance with Section 422 of the Code and any regulations thereunder including, without limitation, those provisions of Section 422 of the Code that prohibit an option by its terms to be exercisable after ten (10) years from the date that it was granted. All Incentive Stock Options granted under the Plan shall at the time of the grant be specifically designated as such in the Agreement. Only Employees may be granted Incentive Stock Options. To the extent that any option granted as an Incentive Stock Option fails to conform


                                      -15
to the applicable requirements, it shall be treated and honored by the Company as a Nonqualified Stock Option.

     7.2 OPTION PRICE. The purchase price of each Share optioned under the Incentive Stock Option provisions of this Plan shall be determined by the Board in its sole discretion but shall, in no event, be less than the Fair Market Value on the date of grant.

      7.3 LIMITATION ON AMOUNT OF INCENTIVE STOCK OPTION.
The aggregate Fair Market Value (determined on the date of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under all plans of the Company (and any Parent or Subsidiary) shall not exceed $100,000 (or such other limit as may be established by law from time to time).

     7.4 LIMITATION ON GRANTS TO SUBSTANTIAL SHAREHOLDERS. An Employee may not, immediately prior to the grant of an Incentive Stock Option hereunder, own stock in the Company representing more than ten percent (10%) of the total voting power of all classes of stock of the Company (after taking into account the attributions rules of Section 424(d) of the Code) unless the per share option price specified by the Board for the Incentive Stock Options granted such an Employee is at least one hundred ten percent (110%) of the Fair Market Value of the Company's stock on the date of grant and such option, by its terms, is not exercisable after the expiration of five (5) years from the date such option is granted. For purposes of this limitation, Section 424(d) of the Code governs the attributes of stock ownership.

     7.5 PAYMENT UPON EXERCISE OF OPTION. The amount to be paid by the Recipient upon exercise of an Incentive Stock Option shall be the full purchase price thereof provided in the Agreement to be paid in the manner determined by the Committee.

                                    ARTICLE 8
                            AMENDMENT AND TERMINATION

     8.1 AMENDMENT.

        (a) The Committee shall have the right to amend the Plan at any time and from time to time; provided, that no such amendment of the Plan shall, without stockholder approval, (1) increase the number of shares which may be issued under the Plan as set forth in Section 5.1, (2) change in any way the class of employees eligible to receive Incentive Stock Options under the Plan, (3) extend the duration of the Plan, or (4) be effective if stockholder approval of the amendment is required at such time in order for the Plan's stock options or SARs to qualify for any available exemption from Section 16 of the Exchange Act or by any other applicable law, regulation, rule of order.

        (b) No amendment may be made that would cause options granted hereunder not to qualify as Incentive Stock Options under the Code or would cause options or SARs under the Plan not to qualify for exemption under Section 16 of the Exchange Act.

        (c) No amendment of the Plan shall, without the written consent of the holder of an option or SAR awarded under the Plan prior to the date of the amendment or termination adversely affect the rights of such holder with respect to such option or SAR.

        (d) Notwithstanding anything herein or in any Agreement to the contrary, the Committee shall have the power to amend the Plan in any manner deemed necessary or advisable for options or SARs granted under the Plan to qualify to be treated as Incentive Stock Options under the Code or for any exemption provided under Section 16 of the Exchange Act and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding stock options previously granted under the Plan. In the event of such an amendment to the Plan, the holder of any option or SAR outstanding under the Plan shall, upon request of the Committee and as a condition for exercising of such option or SAR, execute a conforming amendment in the form prescribed by the Committee to the Agreement within such reasonable period of time as the Committee shall specify in such request.

     8.2 TERMINATION. The Committee shall have the right to terminate the Plan at any time; provided, that no such termination shall terminate any outstanding option or SAR previously granted under the Plan or adversely affect the rights of such holder without his or her written consent. No new options or SARs may be granted under the Plan on or after the date of termination.


                                    ARTICLE 9
                  FOREIGN EMPLOYEES, DIRECTORS AND CONSULTANTS

     9.1 OPTION GRANTS TO FOREIGN NATIONALS. The Committee may grant Options and SARs under this Plan to eligible Employees, Directors or consultants who are foreign nationals on such additional or different terms and conditions as may in the judgment of the Committee, in its sole discretion, be necessary or appropriate to comply with the provisions of any applicable laws of a foreign country.


                                   ARTICLE 10
                                  MISCELLANEOUS

     10.1 ADOPTION BY BOARD; APPROVAL OF SHAREHOLDERS. This Plan was approved by the Board effective October 25, 2000. Until and unless this Plan is approved by the shareholders of the Company within twelve (12) months of the date the Plan was approved by the Board, as required by section 422(b) of the Code, this Plan and the options granted hereunder shall remain effective, but the reference herein to Incentive Stock Options shall not be effective and all options granted under the Plan shall be Nonqualified Stock Options.

     10.2 ASSUMPTION. Subject to the provisions of Section 5.7 hereof, the terms and conditions of any outstanding option or SAR granted pursuant to this Plan shall be assumed by, be binding upon and shall inure to the benefit of any successor corporation to the Company and shall, to the extent applicable, continue to be governed by the terms and conditions of this Plan. Such successor corporation may, but shall not be obligated to, assume this Plan.

     10.3 TERMINATION OF RIGHT OF ACTION. Every right of action arising out of or in connection with the Plan by or on behalf of the Company, or by any shareholder of the Company against any past, present or future member of the Board or the Committee, or against any Employee, or by an Employee (past, present or future) against the Company, irrespective of the place where an action may be brought and of the place of residence of any such shareholder, Director or Employee, will cease and be barred by the expiration of three (3) years from the date of the act or omission in respect of which such right of action is alleged to have arisen or such shorter period as may be provided by law.

     10.4 TAX LITIGATION. The Company shall have the right, but not the obligation, to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue which is related to the Plan and which the Committee believes to be important to holders of options and SARs granted under this Plan and to conduct any such contest or litigation arising therefrom to a final decision.

     10.5 NO RESTRICTIONS ON ADOPTION OF OTHER PLANS. Nothing in this Plan shall restrict the Company's rights to adopt other option plans pertaining to any or all of the Employees, Directors or Consultants covered under this Plan or other Employees, Directors or Consultants not covered under this Plan.

     10.6 COSTS AND EXPENSES. Except as provided herein, all costs and expenses of administering the Plan shall be paid by the Company.

     10.7 PLAN UNFUNDED. This Plan shall be unfunded. Except for the Company's reservation of a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

     10.8 GOVERNMENT REGULATIONS. The rights of Recipients and the obligations of the Company hereunder shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental agency.

     10.9 PROCEEDS FROM SALE OF STOCK. Proceeds of the purchase of Optioned Shares by a Recipient may be used by the Company for any business purpose.

     10.10 GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Tennessee.

     10.11 INVALIDITY. If any provision of the Plan shall be held invalid or unlawful for any reason, such event shall not affect or render invalid or unenforceable the remaining provisions of the Plan.



                        * * * * * * * * * * * * * * * * *
                                      -20-